Date: January 7, 2015 Vendor A/P No.____________
Dept. No____________

COSTCO WHOLESALE
BASIC VENDOR AGREEMENT
United States (2004)

Stonegate Foods Inc. ("Vendor") and Costco Wholesale Corporation (referred to as "Costco Wholesale") agree that:

A. **Agreement Documents**. All sales and deliveries of all merchandise by Vendor to Costco Wholesale (or other purchaser under paragraph C below), and all purchase orders by Costco Wholesale (or other purchaser under paragraph C below) to Vendor, will be covered by and subject to the terms of each of the following documents (collectively the "Agreement Documents"):

- This Basic Vendor Agreement;
- The attached Costco Wholesale Standard Terms United States (2004), as they may be amended in writing by Costco Wholesale from time to time ("Standard Terms"); and
- Each Vendor Purchase Program Agreement, Item Agreement, or any other agreements (such as warehouse displays, promotions or rebates) that have been or will be signed between Vendor and Costco Wholesale.

B. **Inconsistency**. The above Agreement Documents collectively are an agreement between us, are part of this Basic Vendor Agreement and are incorporated herein by reference. In case of any inconsistency among any Agreement Documents, the lowest such document in the above list will take priority over any document higher on the list.

C. **Purchaser**. Each purchase will be made in the name of "Costco Wholesale," but may be for the account of its affiliates or licensees.

D. **Insurance**. The insurance requirements are set forth in Section 16 of the Standard Terms.

E. **Disputes**. Disputes shall be resolved under Sections 20 and 21 of the Standard Terms.

F. **Relationship of the Parties**. The relationship between Costco Wholesale and Vendor is that of an independent contractor and Vendor agrees that it has not and shall not hold itself out as, nor shall Vendor be deemed to be, an agent of Costco Wholesale.

G. **Vendor Code of Conduct**. Vendor agrees to comply with Costco Wholesale's Vendor Code of Conduct (December 2003), as it may be amended in writing by Costco Wholesale from time to time.

H. **Other Forms**. The Agreement Documents supersede all terms in Vendor's invoices and other forms, and all prior oral or written communications between us. No party is entering into these Agreement Documents in reliance on any oral or written promises, representations or understandings other than those in the Agreement Documents.

COSTCO WHOLESALE CORPORATION	VENDOR:
By________________ (Buyer)	By X Salvatore Galletti (Signature of Owner, Officer, or other Authorized Employee)
By________________ (GMM)	Salvatore Galletti, CEO (Print Name and Title)

COSTCO WHOLESALE

VENDOR PURCHASE PROGRAM AGREEMENT

Date: 1/7/15   New Supplier: ☐ Yes ☐ No (New suppliers must submit a Certificate of Insurance with this form)

Supplier Name: Stonegate Foods, Inc,   BBA Supplier #: ______ - ____   Department: ______

Contact Name: Martha Martinez   Fed ID # 54-2135710

Phone.... Country code (if necessary): ____ Area code: ____ Prefix: 310 Number: 732-5877 Extension: ____

Is this company 51% owned by a woman or minority? ☐ Yes ☐ No

Purchase Order / Correspondence:

Address: 1622 South Gaffey Street, Suite 201

City: San Pedro   State/Province: California   Zip/Postal Code: 90731

Country: USA   Email: mchaidez@stonegatefoods.com

Fax.... Country code (if necessary): ____ Area code: ____ Prefix: 310 Number: 732-2118 Extension: ____

Fax.... Country code (if necessary): ____ Area code: ____ Prefix: ____ Number: ____ Extension: ____

Accounts Payable / Remittance:

Name: Martha Chaidez   Factor: ☐ Yes ☐ No

Address: 1622 South Gaffey Street, Suite 201   (Yes = remittance is sent to another company)

City: San Pedro   State/Province: California   Zip/Postal Code: 90731

Country: usa   Email: mchaidez@stonegatefoods.com

AP Contact/ Extranet Administrator

Name: Martha Martinez - Controller

Email: mmartinez@stonegatefoods.com

Phone.... Country code (if necessary): ____ Area code: ____ Prefix: 310 Number: 732-5877 Extension: ____

A/P Contact name given will be your company's Extranet Administrator

EFT/ EDI

Payment Method: EFT (Electronic Funds Transfer). Send e-mail to eft@costco.com

EDI (Electronic Data Interchange) Requirements: Send e-mail to edi@costco.com

Order Desk Contact:

Name: Martha Chaidez

Phone.... Country code (if necessary): ____ Area code: ____ Prefix: 310 Number: 732-5877 Extension: ____

Representative:

Company: ______

Address: ______

City: ______ State/Province: ______ Zip/Postal Code: ______

Country: ______ Email: ______

Phone.... Country code (if necessary): ____ Area code: ____ Prefix: ____ Number: ____ Extension: ____

Fax.... Country code (if necessary): ____ Area code: ____ Prefix: ____ Number: ____ Extension: ____

Terms / Discounts and Logistics Information:

Region: ☐ All US ☐ BA ☐ BD ☐ E-Comm ☐ LA ☐ MW ☐ NE ☐ NW ☐ PR ☐ SD ☐ SE ☐ TX ☐ JP ☐ KO ☐ TW ☐ UK

☐ All CN ☐ Western CN ☐ Eastern CN ☐ CN E-Comm ☐ Other ______

Supplier minimum order: ______ Minimum order type (select one): ☐ Cube ☐ Dollars ☐ Masterpack ☐ Pounds ☐ Other ______

Payment Terms:

____ % disc. calculated: ____ (G=gross/N=net) inv. if paid within ____ days from ____ (ROG/DOI) final payment due within ____ days

New Warehouse Payment Terms: ____ % ROG   Home Delivery: ☐ Yes ☐ No   (DOI must be approved by Costco VP)

DFI type: ______ ____ %   DFI type: ______ ____ %   DFI type: ______ ____ %

Chain DFI's: ☐ Yes ☐ No   (Only one DFI can be a spoils allowance)

Freight Allowance: ____ % (of inv. subtotal)   Freight Allowance: $ ______   Frt Charge: $ ____ per ____ (C=CWT, I=Item)

Freight Terms: ______ (COL = collect, PPD = prepaid, VEN = supplier prepays freight and adds to invoice)

Misc. charge per PO: ____ %   Misc. charge per PO: $ ______   Handling Charge per PO: $ ______

Days between receipt of PO and shipment: ______   New Warehouse Allowance: ______

For import item, Costco takes possession / ownership in City: ______ State/Province: ______ Country: ______

For RTV, salvage for credit, and/or destroy for credit transactions, deduct at Net Landed Cost:

This Agreement incorporates the Costco Wholesale Standard Terms, as they may be amended from time to time, and any applicable signed agreements between us.

Buyer: ______ Date: ______ GMM: ______ Date: ______

Supplier: [signature] Martha Martinez, Controller Date: 1/7/2015

(Signature of owner, Officer or Other Authorized Employee)   (Print Name and Title)

Costco Wholesale STANDARD TERMS
United States (2004)

These terms and conditions ("Standard Terms") apply to every purchase, sale, shipment and delivery of Merchandise from Vendor to Costco Wholesale Corporation ("Costco Wholesale") or its affiliates or licensees ("Affiliate Purchasers"), and related transactions, unless otherwise agreed in writing and signed by Costco and by Vendor. Each purchase will be made in the trade name of "Costco Wholesale," but will be for the account of either Costco, or of one of the Affiliate Purchasers. The term "Costco Wholesale" as used below means the entity or entities for which the purchase is being made. The term "Agreement Documents" refers to all documents as defined in the Basic Vendor Agreement.

1. **MERCHANDISE AND PALLETS.**

(a) "Merchandise" includes all goods described in any Costco Wholesale Purchase Order to Vendor and all packaging, instructions, warnings, warranties and other materials and services normally included or otherwise delivered with such Merchandise. Vendor shall comply with all packing (including pallets) requirements of the carrier and Costco Wholesale, and its cost is included in the price of the Merchandise. Vendor shall comply with Costco Wholesale's Structural Packaging Specifications and inspect all Merchandise prior to shipment to ensure quality, safety and conformity and to ensure that the Merchandise is properly packed and loaded to prevent transit damage and tampering.

(b) "Pallets" must at a minimum, be of standard GMA #1 quality, 4 way entry (40" x 48") or CHEP. In the event pallets do not meet these minimum standards, Costco Wholesale, at its sole option, may at Vendor's sole expense reject the Merchandise and/or rework the pallets.

2. **PURCHASE ORDERS.** Vendor may ship only against a written Costco Wholesale Purchase Order ("Purchase Order"). A Purchase Order shall be considered an acceptance of any offer to sell by Vendor. Shipment in response to a Purchase Order is acceptance of the Purchase Order and of these Standard Terms. Except as specified in a Purchase Order, projections, any past purchasing history and representations about quantities to be purchased are not binding and Costco Wholesale shall not be liable for any act or expenditure (including expenditures for equipment, labor, materials or packaging) by Vendor in reliance on them. The relationship between Costco Wholesale and Vendor is that of an independent contractor and Vendor agrees that it has not and shall not hold itself out as, nor shall Vendor be deemed to be, an agent of Costco Wholesale.

3. **P.O. & ITEM NUMBER.** Vendor shall mark all invoices, bills of lading, and packing lists to show legibly the complete Costco Wholesale Purchase Order and Item number(s) to which they relate.

4. **DOCUMENTS.** Vendor shall comply with all billing, payment, claim and document instructions in the Costco Wholesale Vendor Credit Information Packet, as it may be revised in writing by Costco Wholesale from time to time. On the date any Merchandise is shipped, Vendor shall send to the "Bill To" address an original invoice that reflects Costco Wholesale's Purchase Order and accounts payable vendor number. The actual scale weights shall be shown on all bills of lading and other shipping documents that must accompany the Merchandise to the shipping destination. Any claims submitted by Vendor to Costco Wholesale regarding unpaid invoices, partial payments, RTVs, rebate or audit deductions, etc. must be submitted on a Costco Wholesale Standard Vendor Claim Form.

5. **PRICE CHANGES.** The prices on Costco Wholesale's Purchase Order are not subject to any increase or additional charges because of increased cost, any change in law or any other reason. Vendor must give Costco Wholesale thirty (30) days' advance written notice of any price change on future orders.

6. **PAYMENT.** Unless otherwise agreed in writing, Costco Wholesale shall not be obligated to pay any invoice until thirty (30) days after delivery is completed under Section 7 below. Vendor shall not assign or factor its account without prior written notice by Vendor to Costco Wholesale's accounting department. Said assignee or factoring third party is only entitled to the payment validly owed to Vendor and said assignment does not confer upon assignee or factor any other rights. Once the account has been assigned to a third party, the assignment shall not be changed or discontinued without the prior written consent of both the Vendor and such third party and prior written notice to Costco Wholesale's accounting department.

7. **DELIVERY.** Vendor will be responsible for making all claims with the carrier in writing for all losses or damages and/or rework expenses regardless of whether Costco Wholesale arranges carriage,

designates the carrier and/or pays the freight. Sales are on a delivered basis and Vendor's delivery of the Merchandise will occur and title and risk of loss will pass only when and to the extent conforming Merchandise has been received at the Costco Wholesale warehouse or depot designated in the Purchase Order and a Costco Wholesale employee has signed the bill of lading or other shipping document acknowledging that receipt. If the Purchase Order designates an FOB sale with delivery to an ocean port or carrier for ocean shipment, the terms of sale and delivery will be FOB Vessel Incoterms 2000. All ocean shipments for Hawaii and Alaska are FOB Costco Wholesale.

8. **LATE SHIPMENT.** Costco Wholesale may at any time cancel any shipment not actually received by Costco Wholesale by the "Ship To Arrive Date" shown on the Purchase Order, without cost to or further obligation by Costco Wholesale. Vendor shall notify Costco Wholesale immediately if any shipment will not occur in time to arrive by the "Ship To Arrive Date". Vendor may ship back orders and late shipments only to the extent authorized in writing by Costco Wholesale and only on a freight prepaid basis at Vendor's expense.

9. **COMPLIANCE WITH LAWS.**

(a) Vendor warrants all Merchandise to be manufactured, processed, packaged, labeled, tagged, tested, certified, accurately marked, weighed, inspected, shipped and sold in compliance with all applicable industry standards and all applicable federal, state, provincial and local laws, treaties and regulations, including by way of example all laws and regulations relating to labor, health, safety, environment, serial and identification numbers, labeling, country of origin designation, and Customs requirements; all FDA, toxic substances, OSHA and EPA regulations, Federal Meat Inspection Act or Poultry Products Inspection Act, or any other food safety statute; and the requirements of California Proposition 65.

(b) Vendor agrees to execute and/or furnish to Costco Wholesale on reasonable request, all certifications, guaranties and other documents regarding and verifying compliance with such laws and regulations, including any Material Safety Data Sheet ("MSDS") as required by OSHA regulations. Vendor shall supply Costco Wholesale, at Vendor's expense, with an annual Good Manufacturing Practices ("GMP") Food Safety Audit conducted by a Costco Wholesale approved independent third-party auditing company or by Costco Wholesale's vendor auditing employees.

(c) Vendor must give prompt written notice to Costco Wholesale of any facts it learns indicating that Merchandise is not in compliance with such laws, regulations and/or standards in Section 9 (a) or any other provisions of these Standard Terms.

(d) Costco Wholesale reserves the right to cancel any Purchase Order if it reasonably believes Merchandise to be delivered does not comply with the requirements of this section.

10. **U.L.** All electrical Merchandise must be approved by Underwriter's Laboratories, Inc. or the equivalent designated in writing by Costco Wholesale.

11. **ABILITY TO SELL.** Vendor warrants and represents to Costco Wholesale that the Merchandise and its resale will not infringe any patent, trademark, trade dress, trade name, copyright or other right of any third party; that the Merchandise is without defects and has adequate warnings and instructions; and that Vendor is not a party to any agreement or understanding, and that there is no other impediment or restriction that limits, prohibits or prevents Vendor from selling and delivering the Merchandise to Costco Wholesale or limits, prohibits or prevents Costco Wholesale from reselling the Merchandise.

12. **REJECTION/MERCHANDISE RETURN.**

(a) Costco Wholesale at its option may, at any time, reject (or revoke acceptance of) and either return to Vendor or hold at Vendor's risk and expense, any Merchandise, shipment or portion thereof that is non-conforming, or that is shipped contrary to Costco Wholesale's instructions, or that is in excess of the quantities covered by the Purchase Order, or that allegedly contains any defect or inadequate warnings or instructions, or allegedly violates any law, regulation, or court or administrative order, or allegedly infringes any patent, trade name, trade dress, trademark, copyright or other right of any third party;

(b) Payment of any invoice does not limit Costco Wholesale's right to reject or revoke acceptance. Vendor hereby assumes, and shall bear and pay, all risks and expenses of unpacking, examining, repacking, storing, holding and/or reshipping or returning any such Merchandise, and

shall reimburse Costco Wholesale its net landed cost for such Merchandise as shown on the books of Costco Wholesale, in addition to any other remedies available to Costco Wholesale. In the event Vendor's payment terms include a cash discount, such discount is not refundable to Vendor upon return of Merchandise pursuant to this Section 12;

(c) Vendor is responsible for all amounts arising from Costco Wholesale's rejection or revocation of acceptance of Merchandise (including Merchandise which may have been processed and/or commingled with other product) and any amounts over and above any negotiated defective allowance;

(d) In the event Costco Wholesale cancels any Purchase Order pursuant to Sections 8 and 9, rejects any Merchandise for any reason set forth in Section 12(a), accepts customer returns pursuant to Section 13, or exercises its rights under Section 14, Costco Wholesale shall not be liable to Vendor for any damages.

13. **CUSTOMER RETURNS.** Costco Wholesale may reject or revoke acceptance of any Merchandise returned by Costco Wholesale's customers for any reason stated in Section 12(a) above.

14. **REFUND; OFFSETS.** At Costco Wholesale's option, Vendor shall grant a full refund to Costco Wholesale or, if Costco Wholesale so elects, a credit or replacement with respect to any shipment, Merchandise or portion thereof that Costco Wholesale rejects or revokes acceptance; and Costco Wholesale may offset any such amounts against amounts Costco Wholesale owes to Vendor or may owe in the future. Costco Wholesale may also offset costs associated with defective pallets, monies owed for regulatory fines or penalties (including associated attorneys' fees), any rebates/incentive allowances and any other amounts owed or to be owed by Vendor against amounts Costco Wholesale owes to Vendor. Costco Wholesale may, at the end of a season, at the close of a business relationship, or otherwise, hold back a reasonable reserve for future claims against amounts owed. In the event there remains an outstanding balance owed Costco Wholesale after such offset, Vendor shall immediately pay to Costco Wholesale said balance.

15. **INDEMNITY.** Vendor shall defend, hold harmless and indemnify Costco Wholesale, its subsidiaries, affiliates, and their employees, agents and representatives (collectively "Costco Wholesale") from and against any and all claims (including claims of Costco Wholesale against Vendor), actions, liabilities, losses, fines, penalties, costs and expenses (including reasonable attorneys' and experts' fees) arising out of any of the following provided that the Vendor's obligation to defend shall apply only to claims or actions brought by a third party against Costco Wholesale:

(a) Any actual or alleged infringement or misappropriation of any patent, trademark, trade name, trade dress, copyright or other right relating to any Merchandise, or other breach of these Standard Terms or the Agreement Documents;

(b) Any actual or alleged injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, claimed to result in whole or in part from the Merchandise or any actual or alleged defect in such Merchandise, whether latent or patent, including any alleged failure to provide adequate warnings, labeling or instructions;

(c) Any actual or alleged violation of any law, statute or ordinance or any judicial or administrative order, rule or regulation relating to the Merchandise, or to its manufacture, shipment, import, labeling, weights and measurements, use or sale, or any failure to provide an MSDS or certification; or

(d) Any act, activity or omission of Vendor or any of its affiliates, employees, representatives, agents or contractors, including activities on Costco Wholesale's premises and the use of any vehicle, equipment, fixture or material of Vendor in connection with any sale to or service for Costco Wholesale.

These indemnities and obligations of Vendor shall not be affected, expanded or limited in any way by Costco Wholesale's extension of warranties to its customers, or by any approval, specification, act or omission of Costco Wholesale. Vendor shall have no obligation to defend, hold harmless and indemnify Costco Wholesale for Costco Wholesale's sole negligence or intentional wrongful acts.

16. **INSURANCE.**

(a) Vendor shall obtain and maintain, at its expense, a policy or policies of:

(i) Commercial General Liability (including product and completed operations, personal and advertising injury, contractual liability coverage) with a minimum of $2,000,000 General

Aggregate limit; $2,000,000 Products and Completed Operations Aggregate limit; and $1,000,000 each occurrence, written on an occurrence form. Insurance shall be written on a world-wide basis.

(ii) For Vendors whose employees enter Costco Wholesale's premises, Workers' Compensation Insurance with statutory limits and Employers' Liability (Stop-Gap Liability in monopolistic State Workers Compensation Fund states) insurance with minimum limits of $1,000,000 per accident combined single limit for bodily injury and property damage; Automobile Liability Insurance with $1,000,000 per accident combined single limit for bodily injury and property damage limits for each accident, including owned, non-owned and hired vehicles. Such insurance shall contain a waiver of subrogation endorsement in favor of Costco Wholesale.

(b) Vendor will provide Certificates of Insurance at all times naming Costco Wholesale Corporation and/or any subsidiary, proprietary company or corporation, partnership or joint venturer thereof as "Additional Insureds" with respect to General Liability and Automobile Liability policies, and attach the Broad Form Vendor Endorsement (ISO CG2015 1185) executed in favor of Costco Wholesale and Additional Insureds, to the Certificates of Insurance, and protecting all parties from the liability set forth in 16(a) above. Vendor's insurers must be Best's rated B+, VII or better. Vendor shall provide the Certificates of Insurance, evidencing the required coverage, prior to receiving a Purchase Order from Costco Wholesale.

(c) Policy limits may not be reduced, terms changed, or the policy canceled with less than thirty (30) days' prior written notice to Costco Wholesale. Vendor's insurance shall be primary with respect to any other insurance available to Costco Wholesale and shall contain a waiver of subrogation by Vendor's insurance carrier against Costco Wholesale and its insurance carrier with respect to all obligations assumed by the Vendor pursuant to the Agreement Documents. It shall be the responsibility of the Vendor to ensure that any of its agents, representatives, subcontractors, and independent contractors comply with the above insurance requirements. Coverage and limits referred to above shall not in any way limit the liability of the Vendor.

17. **RECALLS.** In the event Merchandise is the subject of a recall (which includes safety notices) or other action required to bring the Merchandise into compliance with the Agreement Documents (whether initiated by Costco Wholesale, Vendor, or a government or consumer protection agency), Vendor shall be responsible for all costs and expenses associated with the recall, notice or action. Vendor shall promptly reimburse Costco Wholesale for all costs and expenses incurred by Costco Wholesale related to the recall, notice or action including recalling, shipping and/or destroying the Merchandise (and where applicable, any products with which the Merchandise has been packaged, consolidated or commingled), including refunds to customers and Costco Wholesale's net landed cost of unsold Merchandise.

18. **TAXES.** Costco Wholesale's purchase is for resale unless Costco Wholesale otherwise states in writing. Vendor's pricing should be exclusive of all sales, use and like taxes. If claiming the resale sales tax exemption, Costco Wholesale will provide Vendor with valid tax exemption (resale) certificates for those states where deliveries are to be made. Vendor's invoicing Costco Wholesale for any tax or fee shall constitute a warranty that Vendor is duly registered with the agency which levies the tax or fee. If Vendor does not remit the tax or fee to the appropriate agency, and/or if the same tax or fee is subsequently assessed by the agency against Costco Wholesale, Vendor shall reimburse Costco Wholesale for all amounts of tax or fee Costco Wholesale has remitted to Vendor to date and Vendor shall defend, indemnify and hold harmless Costco Wholesale against all losses, penalties, interest and expenses (including attorneys' fees).

19. **REMEDIES.** The exercise of any remedy herein shall be without prejudice to any other right or remedy available to either party. At no time shall Costco Wholesale be liable for consequential damages incurred by Vendor.

20. **DISPUTES AND ARBITRATION.** All claims and disputes that (1) are between Vendor and Costco Wholesale or either's subsidiaries, parents, affiliates, officers, directors and/or employees, and (2) arise out of or relate to the Agreement Documents or their subject matter, interpretation, performance or enforcement, or any other agreement, transaction or occurrence between Vendor and Costco Wholesale (including without limitation any tort or statutory claim) ("Dispute") shall be arbitrated under the Commercial Arbitration Rules of the American Arbitration Association

("AAA"), in English at Seattle, Washington, before one neutral arbitrator who may be a national of any party and who shall be a member of the AAA's Large Complex Case Panel. All documents and information relevant to the claim or dispute in the possession of any party shall be made available to the other party not later than sixty (60) days after the demand for arbitration is served, and the arbitrator may permit such depositions or other discovery deemed necessary for a fair hearing. The arbitrator shall have the power to require discovery of third parties (including testimony and documents) to the fullest extent allowed by the laws of the State of Washington. The hearing may not exceed two days. The award shall be rendered within 120 days of the demand. The arbitrator may award interim and final injunctive relief and other remedies, but may not award punitive, exemplary, treble, or other enhanced damages. To the fullest extent permitted by law, no arbitration under the Agreement Documents shall be joined to an arbitration involving any other party, whether through class arbitration proceedings or otherwise. No time limit herein is jurisdictional. Any award of the arbitrator (including awards of interim or final remedies) may be confirmed or enforced in any court having jurisdiction. Notwithstanding the above, Costco Wholesale or Vendor may bring court proceedings or claims against each other (i) solely as part of separate litigation commenced by an unrelated third party, or (ii) if not first sought from the arbitrator, solely to obtain in the state or federal courts in King County, Washington, temporary or preliminary injunctive relief or other interim remedies pending conclusion of the arbitration. In the case of contradiction between the provisions of this Section 20 and the Commercial Arbitration Rules of AAA, this Section shall prevail. The limitations on remedies described above may be deemed inoperative to the extent necessary to preserve the enforceability of the agreement to arbitrate. If any provision of this agreement to arbitrate is held invalid or unenforceable, it shall be so held to the minimum extent required by law and all other provisions shall remain valid and enforceable.

21. **VENUE; ATTORNEYS' FEES.** Vendor consents to the personal jurisdiction and exclusive venue of the federal and state courts in King County, Washington, for any court action or proceeding. The prevailing party in any arbitration or court action or proceeding shall be awarded its reasonable attorneys' fees, expenses (including without limitation expert witness fees) and costs.

22. **GOVERNING LAW.** The Agreement Documents and all agreements between Vendor and Costco Wholesale shall be governed by and construed according to the laws of the State of Washington, without regard to conflicts of laws principles.

23. **SEVERABILITY.** If any provision of any Agreement Document or of any agreement between Vendor and Costco Wholesale is held invalid or unenforceable, it shall be so held to the minimum extent required by law and all other provisions shall remain valid and enforceable.

24. **BAR CODES.** Vendor shall place on all Merchandise sold to Costco Wholesale an accurate Universal Product Code ("UPC") that complies with the written Costco Wholesale Uniform Product Code Requirements, as amended from time to time. Vendor will promptly supply Costco Wholesale with its manufacturer assigned UPC number. If Vendor fails to place an accurate UPC on any Merchandise, Costco Wholesale may assess Vendor for Costco Wholesale's internal costs and any associated fines, costs, expenses or attorneys' fees levied. If requested by Costco Wholesale, Vendor shall place Costco Wholesale's assigned item number on all Merchandise supplied to Costco Wholesale.

25. **CALIF. PROP. 65.** Vendor represents it is fully aware of, and agrees to comply with, California Proposition 65 (Calif. Health & Safety Code 25249.5-25249.13) and its implementing regulations (22 Calif. Code Reg. § 12000 et seq), including the following:

(a) The Merchandise must not contain chemicals known to the State of California to cause cancer or reproductive toxicity; or

(b) The quantity of the chemical in question is in compliance with the Federal and California standards, or the Merchandise must carry a warning label that complies with California law.

Vendor shall provide Costco Wholesale a current MSDS that meets the requirements of OSHA regulations and California Admin. Code, Title 8, § 5194, or a statement from the manufacturer that no MSDS is legally required for the Merchandise.

26. **OZONE LAWS.** Vendor represents and certifies that:

(a) No Merchandise contains any foam or other substances ("Banned Substances") banned under regulations adopted by the U.S. Environmental Protection Agency ("EPA") or under any other U.S. laws or regulations; and

(b) The Merchandise either (a) does not contain and/or is not manufactured with the use of any Class I or Class II Ozone-Depleting Chemicals ("ODCs"), or (b) is properly labeled in full compliance with EPA regulations and other applicable laws and regulations.

27. **INTELLECTUAL PROPERTY.** The ownership and exclusive use of the trademarks and other intellectual property owned by or under license to Costco Wholesale and/or its affiliates, which include COSTCO WHOLESALE (and all derivatives thereof) and KIRKLAND SIGNATURE (and all derivatives thereof) shall remain vested in Costco Wholesale and/or such affiliates as the case may be, and Vendor shall have no rights or interest in them. Vendor agrees that prior to using such intellectual property in any manner, it will obtain prior written consent and comply with Costco Wholesale's Guidelines. Vendor shall not contest, directly or indirectly, the ownership, validity, or enforceability of such intellectual property or use any confusingly other similar intellectual property.

28. **CHILD/FORCED PRISON LABOR LAWS AND VENDOR CODE OF CONDUCT.** Vendor represents and warrants that it and its subcontractors/suppliers will comply with all applicable labor and environmental laws and regulations of the country where the Merchandise is produced. Vendor further represents and warrants that it and its subcontractors/suppliers do not use any form of compulsory prison or slave labor, or illegal child labor and do not physically abuse their workers. Vendor also agrees to comply with Costco Wholesale's Vendor Code of Conduct. Upon review of any unsatisfactory audit results, Costco Wholesale, in its sole discretion, reserves the right to terminate its relationship with a Vendor or any of its subcontractors/suppliers, cancel any Purchase Order, return or revoke acceptance of affected Merchandise and/or require corrective action be taken. The Vendor shall be liable for all related damages incurred by Costco Wholesale, including lost profits.

29. **CONFIDENTIALITY.**

(a) Vendor may be exposed to confidential information of Costco Wholesale. "Confidential Information" means non-public information, whether written, oral, recorded on tapes or in any other media or format, that Costco Wholesale designates confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. Confidential Information includes, without limitation, information relating to Costco Wholesale's members, vendors, employees, business plans, marketing plans, product plans, processes, strategies, know-how, forecasts, and/or sales or financial information.

(b) Confidential Information shall not include information that Vendor can conclusively establish (i) entered the public domain without Vendor's breach of any obligation owed to Costco Wholesale; (ii) was lawfully disclosed to Vendor from a source other than Costco Wholesale; or (iii) is or was rightfully in Vendor's possession prior to disclosure by Costco Wholesale.

(c) Vendor agrees, both during and after the close of the business relationship with Costco Wholesale, to hold the Confidential Information in the strictest confidence and not to disclose such Confidential Information to any third party. Vendor shall, however, be permitted to disclose relevant aspects of such Confidential Information to its officers, employees, attorneys, auditors by a public accounting firm, or a federal or state government agency, on a need-to-know basis in order to perform its obligations under the Agreement Documents, provided that it has undertaken to protect the Confidential Information to the same extent as required under this Agreement. Vendor shall give Costco Wholesale notice immediately upon learning of any unauthorized use or disclosure of Confidential Information.

(d) In the event Vendor is served with any subpoena or other legal process requiring or purporting to require the disclosure of any Confidential Information, Vendor shall promptly notify Costco Wholesale and shall cooperate fully with Costco Wholesale and its legal counsel in challenging, opposing, seeking to limit or appealing any such legal process to the extent deemed appropriate by Costco Wholesale.

30. **CHANGE IN CONTROL / ASSIGNMENT.**

(a) In the event of a change in control of Vendor, Costco Wholesale shall have the option but not the obligation to cancel any Purchase Order that in whole or in part has not been fully performed.

(b) Any assignment of the Agreement Documents without Costco Wholesale's prior written consent is void and if approved, the Agreement Documents will be binding upon, inure to the benefit

of and be enforceable by the parties hereto and their respective successors and permitted assigns.

31. **NO PUBLICITY.** Vendor shall not, without the prior written consent of Costco Wholesale, refer to Costco Wholesale or any of its affiliates in any manner in press releases, advertising or other public or promotional statements.